Exhibit 10.16
THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of November 9, 2010, between RigNet, Inc. a Delaware corporation (“Borrower”), the undersigned lenders (collectively, “Lenders” and each individually, a “Lender”), and Bank of America, N.A., a national banking association, as Administrative Agent (in such capacity, “Agent”) for itself and the other Lenders. Capitalized terms used but not defined in this Amendment have the meanings given them in the Credit Agreement (defined below).
RECITALS
     A. Borrower, Agent and Lenders from time to time party thereto, entered into that certain Credit Agreement dated as of May 29, 2009 (as amended by that First Amendment to Credit Agreement dated as of June 10, 2010, that Second Amendment to Credit Agreement dated as of August 19, 2010, and as further amended, restated, or supplemented from time to time, the “Credit Agreement”).
     B. Borrower has requested that Lenders extend credit in the form of a $5,500,000 advancing term loan to Borrower under the Credit Agreement.
     C. Borrower, Lenders and Agent agree to amend the Credit Agreement, subject to the terms and conditions of this Amendment.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:
     1. Amendments to Credit Agreement.
     (a) Section 1.01 (Defined Terms) of the Credit Agreement is amended to delete the definition of “Commitment” in its entirety and replace it with the following:
“Commitment” means, as to each Lender, its obligation to make Loans to Borrower pursuant to Section 2.01, on the Closing Date, on the Additional Term Loan Closing Date, and on each Equipment Term Loan Advance Date, as the case may be, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01.
     (b) Section 1.01 (Defined Terms) of the Credit Agreement is amended to add the following new defined terms in the appropriate alphabetical order:
“Equipment Term Loan Advance Date” means the date that all the conditions precedent in Section 4.02 are satisfied or waived in accordance with Section 10.01 and the Loans in respect of the Equipment Term Loan Commitment are extended by the Lenders.
“Equipment Term Loan Advance Period” means the period commencing on November 9, 2010 and ending on May 9, 2011.
“Equipment Term Loan Commitment” means $5,500,000.
(c) Section 2.01 (Term Loan Commitment) is hereby deleted in its entirety and replaced with the following:

     “2.01 Term Loan Commitments.
     (a) Borrower acknowledges and confirms that on the Closing Date, Lenders made a single advance term loan (the “Existing Term Loan”) to Borrower in the original principal amount of $35,000,000 in the aggregate, and that the Outstanding Amount is equal to $23,333,333.33 as of November 9, 2010. Borrower may prepay the Loans under the Existing Term Loan under Section 2.03, and shall repay such Loans under the Existing Term Loan pursuant to Section 2.04, but once prepaid or repaid, such Loans shall not be reborrowed. The Borrowing under the Existing Term Loan on the Closing Date shall bear interest based on the Eurodollar Daily Floating Rate, subject to subsequent conversion at Borrower’s option to Eurodollar Rate Loans, as further provided herein. Borrower reaffirms its obligation to pay the Existing Term Loan in accordance with the terms and conditions of this Agreement and the other Loan Documents.
     (b) Borrower acknowledges and confirms that on the Additional Term Loan Closing Date Lenders made a single advance term loan (the “Additional Term Loan”) to Borrower in the original principal amount of $10,000,000, and that the Outstanding Amount is equal to $10,000,000 as of November 9, 2010. Borrower may prepay the Loans under the Additional Term Loan under Section 2.03, and shall repay such Loans pursuant to Section 2.04, but once prepaid or repaid, such Loans shall not be reborrowed. The Borrowing under the Additional Term Loan on the Additional Term Loan Closing Date shall bear interest based on the Eurodollar Daily Floating Rate, subject to subsequent conversion at Borrower’s option to Eurodollar Rate Loans, as further provided herein. Borrower reaffirms its obligation to pay the Additional Term Loan in accordance with the terms and conditions of this Agreement and the other Loan Documents.
     (c) Subject to the terms and conditions of this Agreement, each Lender severally and not jointly agrees to make one or more term loans (the “Equipment Term Loan”) to Borrower during the Equipment Term Loan Advance Period in an aggregate amount equal to such Lender’s portion of the Equipment Term Loan Commitment as listed on Schedule 2.01 (each such loan, together with the Existing Term Loan, and the Additional Term Loan, a “Loan”). After giving effect to the Borrowings on each Equipment Term Loan Advance Date (i) the Outstanding Amount under the Equipment Term Loan shall not exceed $5,500,000, and (ii) the aggregate Outstanding Amount of the Loans of any Lender shall not exceed such Lender’s Commitment as listed on Schedule 2.01. Borrower may prepay the Loans under the Equipment Term Loan under Section 2.03, and shall repay such Loans pursuant to Section 2.04, but once prepaid or repaid, such Loans shall not be reborrowed. Each Borrowing under the Equipment Term Loan shall bear interest at Borrower’s option based on the Eurodollar Daily Floating Rate plus the Applicable Rate or the Eurodollar Base Rate plus the Applicable Rate, as further provided herein. Lenders’ Commitment to make Loans under the Equipment Term Loan expires on the last day of the Equipment Term Loan Advance Period. In addition to the foregoing and in addition to the conditions precedent set out in Article IV below, Loans under the Equipment Term Loan are subject to the following limitations:
     (i) no Loans under the Equipment Term Loan may be made after expiration of the Equipment Term Loan Advance Period;

     (ii) no Loan under the Equipment Term Loan may exceed 75% of the cost of the equipment purchased on or after October 1, 2010 or to be purchased with the proceeds of such Loan as evidenced and supported by the invoice or purchase order in respect of purchase of such equipment as delivered to Agent;
     (iii) no more than three (3) Loans under the Equipment Term Loan may be made in any calendar month; and
     (iv) each Loan under the Equipment Term Loan shall be in a minimum amount of $100,000.”
     (d) Section 2.02 (Conversions and Continuations of Loans) of the Credit Agreement is hereby amended by deleting subsection (b) in its entirety and replacing it with the following:
     “(b) Following receipt of a Loan Notice, Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Agent shall notify each Lender of the details of any automatic conversion to Eurodollar Rate Loans described in the preceding subsection. On the Closing Date, the Additional Term Loan Closing Date and on each Equipment Term Loan Advance Date (as the case may be), each Lender shall make the amount of its Loan available to Agent in immediately available funds at Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Sections 4.01 and 4.02 on the Closing Date, the Additional Term Loan Closing Date and on the Equipment Term Loan Advance Date (as the case may be), Agent shall make the funds so received available to Borrower in like funds as received by Agent either by (i) crediting the account of Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Agent by Borrower.”
     (e) Section 2.04 (Repayment of Loans) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
          “2.04 Repayment of Loans.
     (a) In respect of the Outstanding Amounts under the Existing Term Loan, commencing on September 30, 2010, and continuing on the last Business Day of each quarter thereafter, Borrower shall repay to the Lenders holding such Outstanding Amounts, a principal installment each in the aggregate amount equal to $2,187,500.00.
     (b) In respect of the Outstanding Amounts under the Equipment Term Loan, commencing on June 30, 2011 and continuing on the last Business Day of each quarter thereafter, Borrower shall repay to the Lenders holding such Outstanding Amounts a principal installment each in an amount equal to the quotient of (i) the Outstanding Amount of Loans under the Equipment Term Loan at the expiration of the Equipment Term Loan Advance Period divided by (ii) sixty (60).
     (c) On the Maturity Date, Borrower shall repay to the Lenders the Outstanding Amount of all Loans, together with any accrued and unpaid interest.

Any payment of the Loans shall be applied first to Loans bearing interest based on the Eurodollar Daily Floating Rate and then to Eurodollar Rate Loans beginning with those Loans with the least number of days remaining in the Interest Period applicable thereto and ending with those Loans with the most number of days remaining in the Interest Period applicable thereto.”
     (f) Section 4.02 (Conditions to all Credit Extensions) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     “4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension, including any Request for Credit Extension on the Additional Term Loan Closing Date or on any Equipment Term Loan Advance Date, is subject to the following conditions precedent:
          (a) The representations and warranties of Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
          (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
          (c) Agent shall have received a Request for Credit Extension in accordance with the requirements hereof, and in respect of a Loan under the Equipment Term Loan, Agent shall have received a copy of the purchase order or invoice for the equipment purchased after October 1, 2010 or to be purchased with the proceeds of such Loan and such other further and supporting information as Agent may reasonably request.”
     (g) Section 6.11 (Use of Proceeds) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“6.11 Use of Proceeds. Use the proceeds of the Credit Extensions (a) in respect of the Existing Term Loan, to refinance existing Indebtedness, (b) in respect of the Additional Term Loan, for working capital and capital expenditures, and (c) in respect of the Equipment Term Loan, to reimburse Borrower for purchases of equipment made after October 1, 2010 and to finance additional purchases of equipment, and in each case not in contravention of any Law or of any Loan Document.”
     (h) Exhibit A (Loan Notice) to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit A to this Amendment.
     (i) Schedule 2.01 (Commitments and Applicable Percentages) of the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 2.01 to this Amendment.

     2. Conditions. This Amendment shall be effective as of the date first set forth above once each of the following has been delivered to Agent:
     (a) this Amendment executed by Borrower, Required Lenders, and Agent;
     (b) an executed Guarantors’ Consent and Agreement in form, scope and substance satisfactory to the Agent;
     (c) a Promissory Note executed by Borrower and made payable to Bank of America, N.A., in the face amount of $5,500,000 in respect of the Equipment Term Loan;
     (d) an Officer’s Certificate from Borrower certifying as to incumbency of officers, no changes to articles of incorporation and bylaws since the date of the certificate delivered in connection with the Credit Agreement or including only modified constituent documents, and resolutions adopted by the Borrower’s Board of Directors authorizing this Amendment;
     (e) Certificates of Existence and Good Standing of Borrower and each Guarantor from its jurisdiction of organization;
     (f) an Officer’s Certificate from each Guarantor certifying as to incumbency of officers, no changes to its constitutional documents since the date of the certificate delivered in connection with the Credit Agreement, and resolutions adopted by the such Guarantor’s board of directors or managers, as applicable, authorizing this Amendment and the increased amount of its obligations under its respective Guaranty;
     (g) Borrower shall have paid to the Agent for the ratable benefit of the Lenders holding the Equipment Term Loan Commitment a fee in the amount of $55,000, which fee shall be duly earned when paid and shall be non-refundable; and
     (h) such other documents as Agent may reasonably request.
     3. Representations and Warranties. Borrower represents and warrants to Agent and each Lender that (a) it possesses all requisite power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite corporate action on the part of Borrower, (c) no other consent of any Person (other than Agent and Required Lenders) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date), (f) it is in full compliance with all covenants and agreements contained in each Loan Document to which it is a party, and (g) no Default or Event of Default has occurred and is continuing. The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment. No investigation by Agent or any Lender is required for Agent or any Lender to rely on the representations and warranties in this Amendment.
     4. Scope of Amendment; Reaffirmation; Release. All references to the Credit Agreement shall refer to the Credit Agreement as amended by this Amendment. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this Amendment) and any other Loan Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement. Borrower hereby reaffirms its obligations under the Loan Documents to which it is a party and agrees that all Loan

Documents to which it is a party remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment). Borrower hereby releases Agent and Lenders from any liability for actions or omissions in connection with the Credit Agreement and the other Loan Documents prior to the date of this Amendment.
     5. Miscellaneous.
     (a) No Waiver of Defaults. This Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Credit Agreement or any other Loan Document not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Agent’s or any Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.
     (b) Form. Each agreement, document, instrument or other writing to be furnished to Agent and Lenders under any provision of this Amendment must be in form and substance satisfactory to Agent and its counsel.
     (c) Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Credit Agreement, or the other Loan Documents.
     (d) Costs, Expenses and Attorneys’ Fees. Borrower agrees to pay or reimburse Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of Agent’s counsel.
     (e) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.
     (f) Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Amendment may be transmitted and signed by facsimile or portable document format (PDF). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrower, Agent and Lenders. Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or PDF document or signature.
     (g) Governing Law. This Amendment and the other Loan Documents must be construed, and their performance enforced, under Texas law.
     (h) Entirety. The Loan Documents (as amended hereby) Represent the Final Agreement Among Borrower, Agent and Lenders, and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by the Parties. There Are No Unwritten Oral Agreements among the Parties.
[Signatures appear on the following pages.]

     This Amendment is executed as of the date set out in the preamble to this Amendment.

BORROWER: RIGNET, INC., a Delaware corporation
By:	/s/ Martin L. Jimmerson
Martin L. Jimmerson
Chief Financial Officer

Signature Page to Third Amendment to Credit Agreement

AGENT: BANK OF AMERICA, N.A., a national banking association
By:	/s/ Alan Tapley
Alan Tapley
Assistant Vice President

Signature Page to Third Amendment to Credit Agreement

LENDER: BANK OF AMERICA, N.A., a national banking association
By:	/s/ Michelle C. Tabor
Michelle C. Tabor
Vice President

Signature Page to Third Amendment to Credit Agreement

LENDER: COMERICA BANK, a Texas banking association
By:	/s/ Steven J. DiPasquale
Steven J. DiPasquale
Vice President

Signature Page to Third Amendment to Credit Agreement

EXHIBIT A
FORM OF LOAN NOTICE
Date: ___________, _____

To:	Bank of America, N.A., as Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of May 29, 2009 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among RigNet, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent for itself and the other Lenders.
The undersigned hereby requests (select one):
A Borrowing of the Equipment Term Loan
A conversion or continuation of Loans
1.	On _______________________________(a Business Day).

2.	In the amount of $____________________.

3.	Comprised of _______________________.
[Type of Loan requested]
4.	For Eurodollar Rate Loans: with an Interest Period of _____ months.
     The Borrowing, if any, requested herein complies with the applicable terms and conditions of Section 2.01 of the Agreement. Attached to this Loan Notice is a copy of the invoice for the equipment to be purchased, in part, with the proceeds of the requested Loan.

RIGNET, INC., a Delaware corporation,

By:
Name:
Title:

Exhibit A

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES
Existing Term Loan

Lender	Commitment	Applicable Percentage

Bank of America, N.A.	$20,000,000	57.142857143%
Comerica Bank	$15,000,000	42.857142857%

Total	$35,000,000	100.000000000%
Additional Term Loan

Lender	Commitment	Applicable Percentage

Bank of America, N.A.	$5,714,285.71	57.142857143%
Comerica Bank	$4,285,714.29	42.857142857%
Total	$10,000,000.00	100.000000000%
Equipment Term Loan

Lender	Commitment	Applicable Percentage

Bank of America, N.A.	$5,500,000	100.00%
Comerica Bank	$0	0.00%
Total	$5,500,000	100.000000000%
Schedule 2.01